EXECUTION COPY

SEPARATION AGREEMENT

SEPARATION AGREEMENT dated the __ day of October, 2019 between Integrity Applications, Inc. ("Company") and David Podwalski ("Podwalski" and together with Company, the "Parties").

WHEREAS, Podwalski served as an executive of the Company pursuant to an agreement entered into on June 26, 2017 (the "2017 Agreement");

WHEREAS, Podwalski resigned from his employment with Company, and ceased to be an officer and director of the Company, effective as of the Separation Date (as defined below); and

WHEREAS, Company and Podwalski desire to enter into this Separation Agreement (this "Agreement") to set forth the Parties' agreement as to the Parties' entitlements and continuing obligations in connection with Podwalski's separation from employment with Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Parties hereto agree as follows:

1. Capitalized Terms. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the 2017 Agreement.

2. Separation Date. The Parties agree that September 17, 2019 was the last day of Podwalski's employment with Company (the "Separation Date") and that Podwalski's service as an officer and director ended as of the Separation Date. Effective as of the Separation Date, Podwalski resigned from all positions he held as an officer, director, or otherwise with respect to Company and its subsidiaries. It is intended that the Separation Date shall constitute Podwalski's "separation from service" within the meaning of Section 409A of the Internal Revenue Code ("Section 409A").

3. Remuneration Upon Separation. Podwalski shall be compensated as follows: (i) on the date of execution of this Agreement, (x) deferred salary in the amount of $50,000; (y) compensation for 11 vacation days in the amount of $11,635; and (z) $25,000 in common stock of the Company restricted as to resale and subject to lockup pursuant to the lockup agreement set forth as Annex A hereto, at a price of $0.50 per share, the closing price on September 17, 2019; and (ii) $25,000 in cash within one (1) business day after the date upon which the Company receives net proceeds of at least $2,000,000 in a convertible debt or equity financing (with "net proceeds" being defined as the gross proceeds of the offering, less (a) placement agent/underwriter fees, costs and commissions paid in conjunction with the offering; and (b) all other direct costs of the offering for legal, accounting, transfer agent and SEC filing fees paid by it, whether those costs are incurred by the Company or by the placement agent/underwriter or investors, to the extent the Company is contractually obligated to pay those costs). In exchange for the payments to be made under clause (i)(z), Podwalski shall provide the general release set forth as Annex B hereto.

4. Treatment of Outstanding Equity Awards Upon Separation and Standstill. Any equity compensation awards held by Podwalski that were unvested as of the Separation Date terminated on the Separation Date. Podwalski's vested equity holdings in the Company are set forth on Schedule A hereto (the "Equity"), and are subject to the rights and restrictions set forth in the Lock-Up Letter Agreement attached hereto as Annex A.

5. Confidentiality. Podwalski will not disclose to, or use for the benefit of, any third party any confidential information other than in the good faith performance of his duties for Company. For purposes of this covenant, "confidential information" means any information about Company or any of its affiliates and/or shareholders, which is not known or available publicly, including, but not limited to, customer and supply lists, customer files, client files, information regarding shareholders and former shareholders of the Company that relates to the Company's business operations, confidential information relating to current or prospective clients, marketing data, business plans, strategies, compensation terms, employee lists, contracts, financial records and accounts, products in development, product plans, projections and budgets, and similar information. Anything herein to

the contrary notwithstanding, the provisions of this Section shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) of competent jurisdiction to order Podwalski to disclose or make accessible any information, or (ii) as to information that is or becomes available to Podwalski on a non-confidential basis from a source outside of Company and such source does not breach any confidentiality or other obligation in making such disclosure to Podwalski.

6. Non-Disparagement. Podwalski agrees not to make written or oral statements about Company, its subsidiaries or affiliates, or its directors, executive officers or non-executive officer employees that are negative or disparaging. Company shall require its directors and executive officers not to make written or oral statements about Podwalski that are negative or disparaging. Notwithstanding the forgoing, nothing in this Agreement shall preclude (a) either Party (and, in the case of Company, its directors, executive officers, and non-executive officer employees) from communicating or testifying truthfully to the extent required by law to any federal, state, provincial or local governmental agency or in response to a subpoena to testify issued by a court of competent jurisdiction, (b) Podwalski, if after consulting with Company it is determined in good faith by Podwalski that a false or disparaging statement concerning Podwalski has been made by a director, executive officer or non-executive officer employee, from making statements specifically to rebut any such false or misleading statements made by such director, officer or employee, or (c) Company's directors, executive officers or non-executive officer employees, if after consulting with Podwalski it is determined in good faith by such director, officer or employee that a false or disparaging statement concerning such director, officer or employee has been made by Podwalski, from making statements specifically to rebut any such false or misleading statements made by Podwalski.

7. Indemnification. In the event that Podwalski is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Podwalski was a director and/or officer of the Company, Podwalski shall be indemnified and held harmless by the Company to the fullest extent permitted pursuant to Delaware law, the Company's Bylaws and any applicable Directors and Officers liability policy.

8. Other Company Policies. Podwalski agrees that he shall continue to be bound by and comply with the terms of his confidentiality obligations to Company, the Standards of Business Conduct and any other policies of Company and its affiliates that survive termination of employment.

9. Section 409A; Other Tax Matters. The Parties intend for the payments and benefits under this Agreement to be exempt from Section 409A or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. Any payments that qualify for the "short-term deferral" exception or another exception under Section 409A shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six (6) month period immediately following Podwalski's separation from service shall instead be paid on the first business day after the date that is six (6) months following his termination of employment (or upon his death, if earlier). Notwithstanding any other provision of this Agreement, Company may withhold from amounts payable under this Agreement all amounts that are required or authorized to be withheld, including, but not limited to, federal, state, local and foreign taxes required to be withheld by applicable laws or regulations.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the application of any choice-of-law rules that would result in the application of another state's laws.

11. Entire Agreement. This Agreement sets forth the entire agreement between Podwalski and Company concerning the termination of Podwalski's employment, and supersedes any other written or oral promises concerning the subject matter of this Agreement, including, without limitation, those set forth in the 2017

Agreement. No waiver or amendment of this Agreement will be effective unless it is in writing, refers to this Agreement, and is signed by Podwalski and Company's Chief Executive Officer.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

INTEGRITY APPLICATIONS, INC.

By: ______________________________

Title: ______________________________

____

David Podwalski

ANNEX A

LOCK UP AGREEMENT

LOCK-UP LETTER AGREEMENT

Integrity Applications, Inc.
19 Ha'Yahalomim St., P.O. Box 12163
Ashdod, Israel L3 7760049

Ladies and Gentlemen:

Reference is made to that certain Separation Agreement, of even date herewith, between the undersigned and Integrity Applications, Inc. (the "Agreement"). All capitalized terms used and not defined herein are used as defined in the Agreement.

In consideration of the execution of the Agreement, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the transfer or disposition by any person at any time in the future) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the one year anniversary of the date hereof (such one year period, the "***Lock-Up Period***").

Upon termination of the Lock-Up Period, the undersigned may sell shares of Company Common Stock owned by him as follows: while such Common Stock is traded on the over the counter bulletin board (OTCQB or OTCQX), on any given trading day, he may sell shares up to five percent (5%) of the volume of shares traded on such trading day; and on the second year anniversary of the date of this Lock-Up Letter Agreement, he may sell such shares of Common Stock without any restrictions; provided, however, that should such Common Stock become traded on a national exchange (Nasdaq or NYSE) prior to the second year anniversary of the date of this Lock-up Letter, then upon the three month anniversary of the listing on such exchange, on any trading day, he may sell shares up to ten percent (10%) of the volume of shares traded on such trading day; and on the one year anniversary of the date of listing on such national exchange, he may sell such shares of Common Stock without any restrictions.

In conjunction with any requests to remove legends in order to sell such shares of Common Stock, Mr. Podwalski agrees to provide a brokers representation letter acknowledging the restrictions in this Lock-Up Letter Agreement, and to provide copies of all trade confirms upon any trades of such Common Stock, to ensure compliance with the above referenced restrictions.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's securities subject to this Lock-Up Letter

Agreement except in compliance with this Lock-Up Letter Agreement. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal Representative, successors and assigns of the undersigned.

Very truly yours,

By:______________________________
David Podwalski

Dated: October __, 2019

ANNEX B

GENERAL RELEASE OF CLAIMS

1. Release by Podwalski. David Podwalski ("Podwalski"), for himself and his family, heirs, executors, administrators, legal representatives and their respective successors and assigns, in exchange for the consideration received pursuant to clause (i)(z) of the Separation Agreement to which this Release is attached as Annex B (the "Separation Agreement"), does hereby release and forever discharge Integrity Applications, Inc. (the "Company"), its subsidiaries, affiliated companies, successors and assigns, and its current or former directors, officers, employees, shareholders, investment bankers, advisers, attorneys or agents in such capacities (collectively with the Company, the "Released Parties") from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, all claims under any applicable laws arising under or in connection with Executive's employment or termination thereof, whether for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, or defamation or injuries incurred on the job or incurred as a result of loss of employment. Executive acknowledges that the Company encouraged him to consult with an attorney of his choosing, and through this General Release of Claims encourages him to consult with his attorney with respect to possible claims under the Age Discrimination in Employment Act ("ADEA") and that he understands that the ADEA is a Federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefits and benefit plans. Without limiting the generality of the release provided above, Executive expressly waives any and all claims under ADEA that he may have as of the date hereof. Podwalski further understands that by signing this General Release of Claims he is in fact waiving, releasing and forever giving up any claim under the ADEA as well as all other laws within the scope of this paragraph 1 that may have existed on or prior to the date hereof. Notwithstanding anything in this paragraph 1 to the contrary, this General Release of Claims shall not apply to (i) any rights to receive any payments or benefits pursuant to Section 6 of the Employment Agreement, (ii) any rights or claims that may arise as a result of events occurring after the date this General Release of Claims is executed, (iii) any indemnification rights Podwalski may have as a former officer or director of the Company or its subsidiaries or affiliated companies, (iv) any claims for benefits under any directors' and officers' liability policy maintained by the Company or its subsidiaries or affiliated companies in accordance with the terms of such policy, and (v) any rights as a holder of equity securities of the Company.

2. Release by the Company. In exchange for Podwalski's waiver and release of claims against the Company, the Company, on behalf of itself and its subsidiaries, affiliated companies, successors and assigns, and its current or former directors, officers, employees, shareholders, investment bankers, advisers, attorneys or agents in such capacities (collectively, with the Company, the "Company Releasors"), does hereby release and forever discharge Podwalski, and his family, heirs, executors, administrators, legal representatives and their respective successors and assigns (collectively, with Podwalski, the "Podwalski Releasees") from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, all claims under any applicable laws arising under or in connection with Executive's employment or termination thereof, whether for tort, breach of express or implied employment contract, defamation, or other legally waivable claims. Nothing herein shall operate to relieve Podwalski of any liability for fraud or breach of federal or state securities laws in event Podwalski is finally determined by a court of competent jurisdiction to have committed fraud or breached any federal or state securities laws in connection with his employment with the Company; provided, however, that Podwalski shall be indemnified and held harmless by the Company to the fullest extent permitted pursuant to Delaware law, the Company's Bylaws and any applicable Directors and Officers liability policy. For the avoidance of doubt, the Company Releasors' release of the Podwalski Releasees herein includes, without limitation, any and all actions, causes of action, suits, controversies, claims and demands whatsoever related to Podwalski's submitted expenses and/or the Company's reimbursement of same (the "Expenses"), and the Company Releasors agree that the limited carveouts to this Release do not permit any claim against the Podwalski Releasees in respect of the Expenses. This General Release of Claims shall not apply to any rights or claims that may arise as a result of events occurring after the date this General Release of Claims is executed.

3. Podwalski represents that he has not filed against the Released Parties, and the Company represents the Company Releasors have not filed against the Podwalski Releasees, any complaints, charges, or lawsuits arising out of or related to Podwalski's employment with the Company, or any other matter arising on or prior to the date of this General Release of Claims. Each Party covenants and agrees that it will never file, or commence the filing of, any charges, lawsuits, complaints or proceedings with any governmental agency or against the other Party with respect to

any of the matters released by each Party pursuant to this General Release of Claims (a "Proceeding"); provided, however, Podwalski shall not have relinquished his right to commence a Proceeding to challenge whether Podwalski knowingly and voluntarily waived his rights under ADEA.

4. Podwalski hereby acknowledges that the Company has informed him that he has up to twenty-one (21) days to sign this General Release of Claims and he may knowingly and voluntarily waive that twenty-one (21) day period by signing this General Release of Claims earlier. Podwalski also understands that he shall have seven (7) days following the date on which he signs this General Release of Claims within which to revoke it by providing a written notice of his revocation to the Company, and any revocation acts to nullify this General Release of Claims and the Separation Agreement (other than payment by the Company to Podwalski of the initial monies under Sections 3(i)(x) and (y) of the Separation Agreement).

5. Podwalski acknowledges that this General Release of Claims will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the application of any choice-of-law rules that would result in the application of another state's laws.

6. Podwalski acknowledges that he has read this General Release of Claims, that he has been advised that he should consult with an attorney before he executes this General Release of Claims, and that he understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.

7. This General Release of Claims shall become effective on the eighth day following Podwalski's execution of this General Release of Claims, unless Podwalski's written revocation is delivered to the Company within seven (7) days after such execution.

____

David Podwalski

INTEGRITY APPLICATIONS, INC.

By:__________________________

Name:

Title:

Schedule A

Equity

290,585 options with an exercise price of $4.50 per share, which expire post separation in accordance with the terms of the applicable option award agreement(s) and plan documents

193,799 shares of restricted common stock